UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 24, 2025
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-06714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1812 North Moore Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class B Common Stock, par value $1.00 per share	GHC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.
Credit Agreement
On November 24, 2025, Graham Holdings Company (the Company), a Delaware corporation, entered into an Amendment and Restatement Agreement (the Amendment and Restatement Agreement) providing for a U.S. $400 million five year revolving credit facility (the New Revolving Credit Facility) with certain of the Company’s foreign subsidiaries from time to time party thereto as foreign borrowers, certain of the Company’s domestic subsidiaries from time to time party thereto as guarantors, the lenders from time to time party thereto, the issuing lenders from time to time party thereto and Wells Fargo Bank, National Association (Wells Fargo), as administrative agent, which amended and restated the Company’s Second Amended and Restated Five Year Credit Agreement, dated as of May 3, 2022, by and among the Company, the foreign borrowers party thereto, the guarantors party thereto, the lenders party thereto and Wells Fargo, as administrative agent (as amended or otherwise modified prior to November 24, 2025, the Existing Credit Agreement; the Existing Credit Agreement, as amended and restated by the Amendment and Restatement Agreement, the Amended and Restated Credit Agreement).
The Amendment and Restatement Agreement amends the Existing Credit Agreement to (i) replace the revolving commitments under the existing revolving credit facility (the Existing Revolving Credit Facility) with the New Revolving Credit Facility, (ii) increase the letter of credit sublimit thereunder from $20.0 million to $40.0 million and (iii) increase or modify certain other baskets and thresholds in the Existing Credit Agreement.
Under the Amended and Restated Credit Agreement, the Company is required to pay a commitment fee on a quarterly basis, based on the Company’s leverage ratio, of between 0.15% and 0.30% of the amount of the average daily unused portion of the New Revolving Credit Facility. Any borrowings under the Amended and Restated Credit Agreement are made on an unsecured basis and bear interest at the Company’s option, either at (a) the Base Rate (as defined in the Amended and Restated Credit Agreement), or (b) the Benchmark for the applicable interest period (as defined in the Amended and Restated Credit Agreement), in each case plus an applicable margin that depends on the Company’s consolidated net debt to consolidated adjusted EBITDA (as determined pursuant to the Amended and Restated Credit Agreement, Total Net Leverage Ratio). The Company may draw on the New Revolving Credit Facility for general corporate purposes. The New Revolving Credit Facility will mature on the date that is five years after its effectiveness, unless the Company and the lenders agree to further extend the term. Any outstanding borrowings will be required to be repaid on or prior to the final termination date. The Amended and Restated Credit Agreement contains terms and conditions, including remedies in the event of a default by the Company, typical of facilities of this type and requires the Company to maintain a Total Net Leverage Ratio of not greater than 3.5 to 1.0 and a consolidated interest coverage ratio of at least 3.0 to 1.0 based upon the ratio of consolidated adjusted EBITDA to consolidated interest expense as determined pursuant to the Amended and Restated Credit Agreement.
The foregoing description of the Amendment and Restatement Agreement does not purport to be complete, and is qualified in its entirety by reference to the Amendment and Restatement Agreement, which is filed hereto as Exhibit 10.1, which is incorporated herein by reference.
The lenders under the Amended and Restated Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking and other arrangements.
Bond Offering
On November 24, 2025, the Company completed the issuance and sale of $500 million aggregate principal amount of senior unsecured notes due 2033 (the Notes). The Notes are guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Company’s existing and future domestic subsidiaries.
The Company will use the net proceeds from the offering of the Notes, together with borrowings under the New Revolving Credit Facility, to (i) redeem all of the Company’s outstanding 5.750% notes due 2026 (the 2026 Notes), (ii) refinance the Existing Revolving Credit Facility, (iii) repay all amounts outstanding under the Company’s existing $150 million term loan facility and (iv) pay related fees and expenses.
On November 12, 2025, the Company issued a notice of redemption to redeem on or around November 24, 2025 (the Redemption Date) the 2026 Notes. The 2026 Notes will be redeemed at par plus accrued and unpaid interest on the 2026 Notes to be redeemed to the Redemption Date.
The Notes were sold pursuant to a purchase agreement, dated November 13, 2025, among the Company, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein. The Notes are governed by the terms of an indenture, dated as of November 24, 2025 (the Indenture), among the Company, the guarantors named therein and the Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes will bear interest at a rate of 5.625% per annum. The Company will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026. The Notes will mature on December 1, 2033. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company may redeem the Notes in whole or in part at any time at the respective redemption prices described in the Indenture. The Notes will be unsecured and will rank equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.
The foregoing descriptions of the Indenture and the Notes do not purport to be complete, and are qualified in their entirety by reference to the Indenture and Form of the Notes, which are filed hereto as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.
The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The information in this Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Notes, the Indenture, the Amended and Restated Credit Agreement and the New Revolving Credit Facility provided in Item 1.01 above is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

Exhibit 4.1	Indenture, dated as of November 24, 2025, relating to the issuance by Graham Holdings Company of $500,000,000 aggregate principal amount of 5.625% Senior Notes due 2033.

Exhibit 4.2	Form of 5.625% Senior Notes due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

Exhibit 10.1	Amendment and Restatement Agreement, dated as of November 24, 2025, among Graham Holdings Company, certain of the Company’s foreign subsidiaries from time to time party thereto as foreign borrowers, certain of the Company’s domestic subsidiaries from time to time party thereto as guarantors, the lenders from time to time party thereto, the issuing lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

Exhibit Index

Exhibit 4.1	Indenture, dated as of November 24, 2025, relating to the issuance by Graham Holdings Company of $500,000,000 aggregate principal amount of 5.625% Senior Notes due 2033.

Exhibit 4.2	Form of 5.625% Senior Notes due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

Exhibit 10.1
Amendment and Restatement Agreement, dated as of November 24, 2025, among Graham Holdings Company, certain of the Company’s foreign subsidiaries from time to time party thereto as foreign borrowers, certain of the Company’s domestic subsidiaries from time to time party thereto as guarantors, the lenders from time to time party thereto, the issuing lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

Cautionary Statement Concerning Forward-Looking Statements

This communication and the documents incorporated by reference herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by the Company’s management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ from those stated, including, without limitation, the risks and uncertainties described in Item 1A of the Company’s Form 10-Q for the quarter ended September 30, 2025 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company
(Registrant)

Date: November 24, 2025	/s/ Wallace R. Cooney
Wallace R. Cooney, Chief Financial Officer (Principal Financial Officer)

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